REAFFIRMATION OF GUARANTY

REAFFIRMATION OF GUARANTY, dated as of June 24, 2011, made by Zoo Games, Inc. (the “Guarantor”) in favor of Panta Distribution, LLC (“Panta”), in respect of the Guaranty, as defined below.

RECITALS

WHEREAS, Zoo Publishing, Inc., a New Jersey corporation (the “Company”) is party to that certain Factoring and Security Agreement, dated as of September 9, 2011 (as amended, supplemented or otherwise modified, the “Factoring Agreement”), by and between the Company and Working Capital Solutions, Inc.

WHEREAS, pursuant to the Factoring Agreement, the Guarantor made that certain Continuing Unconditional Guaranty, dated as of September 9, 2011 (the “Guaranty”), in favor of Working Capital Solutions, Inc.

WHEREAS, pursuant to that certain Limited Recourse Assignment, dated the date hereof, by Working Capital Solutions, Inc. to Panta (the “Limited Recourse Assignment”), Working Capital Solutions, Inc. assigned the Factoring Agreement and Guaranty to Panta.

WHEREAS, immediately after the assignment of the Factoring Agreement and Guaranty pursuant to the Limited Recourse Assignment, the Company and Panta amended and restated the Factoring Agreement as set forth in that certain Amended and Restated Factoring, Security and Purchase Order Financing Agreement, dated as of the date hereof, by and between the Company and Panta (the “Amended and Restated Factoring Agreement”).

WHEREAS, the Guarantor wishes to reaffirm that the provisions of the Guaranty shall remain in full force and effect upon the effectiveness of the Amended and Restated Factoring Agreement and as otherwise provided herein;

WHEREAS, the Guarantor wishes to reaffirm the Guaranty in favor of Panta.

NOW, THEREFORE, the Guarantor agrees as follows:

1.           The Guarantor hereby acknowledges receipt of the Amended and Restated Factoring Agreement and consents to the terms and execution thereof;

2.           The Guarantor hereby reaffirms all obligations to Panta pursuant to the terms of the Guaranty and acknowledges that the guarantee contained in the Guaranty is continuing and in full force and effect in favor of Panta.

3.           The Guarantor acknowledges that Panta may amend, restate, extend, renew or otherwise modify the Amended and Restated Factoring Agreement and any indebtedness or agreement of the Company, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the Guarantor and without impairing the liability of the Guarantor under the Guaranty for all of the Company’s present and future indebtedness to Panta.

GUARANTOR:

ZOO GAMES, INC.

By:	/s/ David Fremed
Name: David Fremed
Title: CFO